UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Protective Life Corporation
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On June 9, 2014, The Dai-ichi Life Insurance Company, Limited (“Dai-ichi”) gave the following presentation to certain Protective Life Corporation (“Protective”) executive officers:

Introduction to the Dai-ichi Life Group Koichiro Watanabe President, Representative Director

2 .Our History .Our Background .Our Culture .Our Strategy – Domestic, Overseas . Why US . Why Protective .Dai-ichi expects you to .Global Business Portfolio post transaction Contents

3 Our History Japan Quality Award Dai-ichi Life won the Japan Quality Award, a first in the finance and insurance industry, in recognition of its customer-oriented management Expansion of overseas network Entered overseas markets in Vietnam, India, Thailand, Australia and Indonesia via acquisition, joint ventures, strategic alliances Demutualization and Listing on the Tokyo Stock Exchange to pursue global opportunities and open up a new era of growth 1902 2001 since 2007 2010 Company Foundation Japan’s first mutual life insurance company Management Philosophy: Customer First Tsuneta Yano (Founder) at the Insurance Hall of Fame Head office building occupied by GHQ The Dai-ichi head office building served as the General Headquarters of the Allied Powers. Today known as MacArthur Memorial Room. (1945 ~ 1952)

Our Background 4 67,000 7.8 million $366.4 billion $42.3 billion $4.2 billion A / A+ / A+ / A+ Dai-ichi Life’s Key Financial Statistics FY2013 (Consolidated) Premium Income Fundamental Profit (Operating Profit) Total Assets Insurer Financial Strength Rating (S&P / Fitch / R&I / JCR) Number of policy holders (Dai-ichi Life non-consolidated) Number of employees (Dai-ichi group) 551.6 356.9 330.8 265.6 136.6 131.2 0 100 200 300 400 500 600 Nippon Dai-ichi Meiji Yasuda Sumitomo T&D HD Prudential Financial Top Insurance Companies in Japan Total Assets as of Mar 2013 ($ in billions)(3) . The second largest insurer in Japan, the second largest life insurance market in the world US 567 Japan 524 UK 205 France 149 China 141 Germany 106 Italy 93 Others 832 Total Global Premium Income: US$2,626 billion Premium Income by Country FY2012(1)(2) 21.7% 20.0% 7.9% (1) Source: Swiss Re Sigma No.3/2013 “World insurance in 2012” (Issued in July 2013) (2) April 2012 to March 2013 for Japanese companies. Period aligned to respective fiscal year end for other regions (3) Excluded Japan Post Insurance

Our Culture 5 Values Dai-ichi’s Social Responsibility Charter Vision Thinking People First Mission By your side, for life Our purpose Our long-term goal and aspiration Defines how we should act as a company • customer satisfaction • communication • compliance • respect for human rights • Diversity • environmental protection • societal contribution • promotion of good health • corporate value ·passing on peace of mind ·put the customer first ·stand by the side of our customers and their loved ones, for life. ·“People” policyholder, shareholders employees, community . Our mission, Vision, and Values

Business Portfolio of Dai-ichi Life & Mid- to Long-Term Management Strategies 6 Overseas Markets Personal Savings; Asset Management Business Individual Life (Death Protection) Expected growth High Low Low High Market Share New Initiatives Growth Contributor Unattractive Profit Center Individual Protection . Pursuing external growth including throughM&A to supplement organic growth . Construct geographically diverse business portfolio, taking growth potential & profitability into account . Pursue organic growth in our existing overseas businesses Overseas life insurance business Domestic insurance business . Operate through DIAM, a leading asset management company in Japan . Seek domestic and international growth Asset management business Traditional Death Benefit Market . Aim to increase market share . Take initiatives for improvement of cost efficiency Growth Market . Third sector products (medical and survival benefits) . Savings-type products for individuals Third Sector Products (Medical / Survival) Our Strategy

Domestic Business Growth Strategy (1) Subject to regulatory approvals (1) 7

8 . Lifelong Partner – With You Project Domestic Business Growth Strategy Lifelong Partner – With You Project

9 Our Strategy (Overseas) / Current Footprint (Insurance Company) Vietnam India Thailand Australia Indonesia . Current focus on Asia Pacific (APAC) regions . Key theme: Low penetration, High growth potential, Geographical proximity

10 Why US among various overseas markets ? . Sizable & stable market and profit . Already developed, yet increasing population and economy . Talented people, advanced business skill & experience . Diversification effect in growth & profit sources “Necessity” for sustainable growth as a Group in the long-run

11 Why Protective ? . Excellent corporate philosophy of protecting your customers and delivering them peace of mind . Unique business model . Impressive track record . High quality management team and employees

12 Dai-ichi expects you to . Continue managing the company in the same way as you have been . Serve as our growth platform in North America . “New initiatives in retail and acquisition businesses” . Share each other’s know-how among our Group companies . Keep contributing to local communities

13 Global business portfolio post transaction Vietnam India Thailand Australia Indonesia USA . Become a truly global player by entering into world’s largest life insurance market . Three key regional groups (Japan, US and APAC) accelerate further growth USA

On June 9, 2014, Dai-ichi presented a video to certain Protective executive officers.  The transcript is as follows:

At Dai-ichi Life, we all work tirelessly to deliver peace of mind. For over a century, we have been passing on peace of mind to our customers, our society and our world. Living the philosophy of “By your side, for life.”

Today, we have group companies all over the world, all delivering peace of mind to our customers of various nationalities. However, to have come this far, we needed a core philosophy to guide us. Let’s take a look at how we started and how this compass has served us.

Dai-ichi Life was established in 1902 with about 10 employees. Dai-ichi means “first,” and the name was chosen because our founding philosophy was to put our customer first, always. Dai-ichi Life was established to support people financially and offer peace of mind. By the early 1920’s, we had grown to become the fifth largest life insurance company in Japan. But this growth was not without setbacks.

September 1, 1923 — the first shock hit at 11:58 a.m., sending a burst of tectonic energy across Japan. The Great Kanto Earthquake decimated Tokyo, the port city of Yokohama and several surrounding prefactors, leaving the country in shock. One of the only buildings left standing in central Tokyo was the Dai-ichi Life headquarters, and we unhesitatingly volunteered the building to serve as shelter for the many who had lost their homes. After the quake, the Japanese government had authorized insurance companies to defer payments to reduce the strain on the industry. But, in spite of this and in spite of an increasingly uncertain future, Dai-ichi Life promptly paid all claims — a true characteristic of a company that puts its customers first.

These actions boosted customer confidence and advanced Dai-ichi Life to eventually become the second largest life insurance company in Japan.

Poor working conditions and a dense living environment early in the 20th century contributed to a tuberculosis epidemic of ghastly proportions. By 1938, tuberculosis was the leading cause of death in Japan. Dai-ichi Life recognized this problem and devoted itself to fighting this terrible outbreak, building facilities that offered free tuberculosis exams, as well as treatment.

Post-war Japan offered many more challenges for a rapidly changing country. The economy grew, lifestyles transformed and evolved. Dai-ichi Life was there, with diverse and innovative services to meet these new and ever-changing needs. We also set on a course investing our assets in other companies to help support Japan’s industry and infrastructure for economic growth. When economies grow, so do health and wealth. In many ways, we at Dai-ichi Life have contributed to modern Japan, one of the world’s largest economies with one of the world’s highest life expectancy rates.

By the 1980’s and through the end of the century, we met new needs with the latest technology, designing financial life plans tailor-made to match the individual lifestyles of our customers.

In 2007, we expanded into the global market. With every new market, we work within communities to adapt to local cultures while building on the values of our foundation.

March 11, 2011:   The earth unleashed a shattering force in the form of a 9.0 earthquake off the east coast of Japan. It rocked Japan’s Tohoku region and triggered a devastating tsunami that tore families and loved ones apart. Many lives were lost, and many were left homeless. We got to work immediately to connect with our customers and pay out on policies. While there’s no equal compensation for some losses, Dai-ichi Life was able to bring some peace to an unforgiving chaos. In the same way we responded to the Great Kanto Earthquake, we were able to once again demonstrate our fundamental “Customer First” philosophy to a new customer almost 100 years later.

Now Dai-ichi Life delivers peace of mind to close to 10 million families in Japan, as well as many around the world.

Our “Customer First” philosophy has driven our company since the beginning, and has evolved to “By your side, for life.”

We’ve set a course for success using three pillars: Values, Vision and Mission.

Values:

Our values are based on the Dai-ichi Life social responsibility charter. To raise Dai-ichi Life values, we have set action principles for all our employees.

(Shown on screen only):

•                  Customer satisfaction

•                  Communication

•                  Compliance

•                  Respect to human rights

•                  Diversity

•                  Environmental protection

•                  Social contribution

•                  Promoting health

•                  Creating sustainable corporate value

Vision:

•                  To be first in quality

•                  To be first in productivity

•                  To be first in vital and energetic employees

•                  To be first in growth potential

Our group vision is “Thinking People First.” We aim to become a leading insurance group in Asia Pacific.

Mission:

We contribute to local communities by passing on peace of mind through providing life insurance and related services. As part of the Dai-ichi Life group, all our companies will continue to stand by the side of our customers and their loved ones for life.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Dai-ichi.  In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments will cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10—Q and 8—K filed with the SEC by the Company.